SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2003

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

as Depositor and Master Servicer under a
Pooling and Servicing Agreement
dated as of February 1, 2003
providing for the issuance of

WaMu MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2003-AR2
(Exact name of Registrant as specified in its charter)

Delaware	333-77026	94-2528990
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 THIRD AVENUE, WMT 1706
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 377-8555

ITEM 1.  Changes in Control of Registrant.   Not Applicable.

ITEM 2.  Acquisition or Disposition of Assets.   Not Applicable.

ITEM 3.  Bancuptcy or Receivership.   Not Applicable.

ITEM 4.  Changes in Registrant's Certifying Accountant.   Not Applicable.

ITEM 5.  Other Events.   Not Applicable.

ITEM 6.  Resignations of Registrant's Directors.   Not Applicable.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.   Not Applicable.

The following exhibit is filed herewith:

7.4	Pooling and Servicing Agreement by and among Washington Mutual Mortgage Securities Corp., as Depositor and Master Servicer, Deutsche Bank National Trust Company, as Trustee, and Deutsche Bank Trust Company Delaware, as Delaware Trustee, dated as of February 1, 2003.

The Mortgage Loan Schedule, included as Exhibit D to the Pooling and Servicing Agreement, has been intentionally omitted from this filing. Copies may be obtained from Washington Mutual Mortgage Securities Corp. or Deutsche Bank National Trust Company by contacting, in the case of Washington Mutual Mortgage Securities Corp.,

Laura Kelsey Master Servicing Department Washington Mutual Mortgage Securities Corp. 75 N. Fairway Drive,VHF2A01 Vernon Hills, IL 60061 Telephone: (847) 393-5198 Facsimile: (847) 549-2997

in the case of Deutsche Bank National Trust Company,

Alan Sueda Trust Administrator Deutsche Bank National Trust Company 1761 E. St. Andrew Place Santa Ana, CA 92705 Telephone: (714) 247-6315 Facsimile: (714) 247-6329

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
Date: March 11, 2003	By:	/s/ Thomas G. Lehmann Thomas G. Lehmann First Vice President and Sr. Counsel